Exhibit 99.1

David Havlek

salesforce.com

Investor Relations

415-536-2171

dhavlek@salesforce.com

Jane Hynes

salesforce.com

Public Relations

415-901-5079

jhynes@salesforce.com

Salesforce.com Announces Fiscal 2013 Third Quarter Results

•	Quarterly Revenue of $788 Million, up 35% Year-Over-Year

•	Deferred Revenue of $1.29 Billion, up 41% Year-Over-Year

•	Unbilled Deferred Revenue Increases to Approximately $3 Billion

•	Raises FY13 Revenue Guidance to $3.041 - $3.046 Billion

•	Initiates FY14 Revenue Guidance of $3.80 - $3.85 Billion

SAN FRANCISCO, Calif. – November 20, 2012 – Salesforce.com (NYSE: CRM), the enterprise cloud computing (http://www.salesforce.com/cloudcomputing/) company, today announced results for its fiscal third quarter ended October 31, 2012.

“Salesforce.com is the first enterprise cloud computing company to exceed a $3 billion annual revenue run rate, with outstanding third quarter revenue growth at 35% in dollars and 37% in constant currency,” said Marc Benioff, Chairman and CEO, salesforce.com. “Given the strong customer response to our next generation social and mobile cloud technologies, I’m delighted to announce that we expect to surpass a $4 billion annual revenue run rate during our fiscal year 2014.”

Salesforce.com delivered the following results for its fiscal third quarter:

Revenue: Total Q3 revenue was $788 million, an increase of 35% on a year-over-year basis. Subscription and support revenues were $741 million, an increase of 35% on a year-over-year basis. Professional services and other revenues were $48 million, an increase of 36% on a year-over-year basis.

Earnings per Share: Q3 GAAP net loss per share was ($1.55), and non-GAAP diluted earnings per share was $0.33.

The company recorded a one-time, non-cash charge to income tax expense in the third quarter of fiscal 2013 in the amount of $149 million to establish a valuation allowance against a significant portion of its deferred tax assets. This accounting treatment reflects the company’s assessment of whether the deferred tax assets will be realizable in the near-future, but has no effect on the company’s ability to utilize deferred tax assets, such as loss carryforwards and tax credits, to reduce future cash tax payments. The Company will continue to assess and record any necessary quarterly changes to the valuation allowance and the corresponding income tax expense or benefit.

The company’s non-GAAP results exclude the effects of the $149 million charge related to the establishment of the tax valuation allowance, $26 million related to the quarterly change in the tax valuation allowance, $105 million in stock-based compensation expense, $26 million in amortization of purchased intangibles, and $6 million in net non-cash interest expense related to the company’s convertible senior notes. GAAP EPS calculations are based on a basic share count of approximately 142 million shares. Non-GAAP EPS calculations are based on approximately 150 million diluted shares outstanding during the quarter, including approximately four million shares associated with the company’s convertible senior notes.

Cash: Cash generated from operations for the fiscal third quarter was $106 million, a decrease of 18% on a year-over-year basis. Total cash, cash equivalents and marketable securities finished the quarter at $1.4 billion.

Deferred Revenue: Deferred revenue on the balance sheet as of October 31, 2012 was $1.29 billion, an increase of 41% on a year-over-year basis. Current deferred revenue increased by 35% year-over-year to $1.23 billion, benefited in part by longer invoice durations. Non-current deferred revenue increased by 414% year-over-year to $66 million. Unbilled deferred revenue, representing business that is contracted but unbilled and off balance sheet, ended the third quarter at approximately $3 billion, up from approximately $2.8 billion at the end of the fiscal second quarter.

As of November 20, 2012, salesforce.com is initiating revenue, GAAP EPS and non-GAAP EPS guidance for its fiscal fourth quarter of fiscal year 2013. In addition, for the full fiscal year 2013, the company is raising its revenue and non-GAAP EPS guidance and lowering its GAAP EPS guidance previously provided on August 23, 2012. The company is also initiating revenue guidance for fiscal year 2014.

Q4 FY13 Guidance: Revenue for the company’s fourth fiscal quarter is projected to be in the range of $825 million to $830 million, an increase of 31% year-over-year.

GAAP net loss per share is expected to be in the range of ($0.25) to ($0.23), while diluted non-GAAP EPS is expected to be in the range of $0.38 to $0.40. The non-GAAP estimate excludes the effects of stock-based compensation expense, expected to be approximately $107 million, amortization of purchased intangibles related to acquisitions, expected to be approximately $21 million, and net non-cash interest expense related to the convertible senior notes, expected to be approximately $6 million. EPS estimates assume a GAAP tax rate of approximately negative 7%, and a non-GAAP tax rate of approximately 40%, which reflect the estimated quarterly change in the tax valuation allowance. The GAAP EPS calculation assumes an average basic share count of approximately 145 million shares, and the non-GAAP EPS calculation assumes an average fully diluted share count of approximately 155 million shares.

Full Year FY13 Guidance: Revenue for the company’s full fiscal year 2013 is projected to be in the range of $3.041 billion to $3.046 billion, an increase of 34% year-over-year.

For the company’s full fiscal year 2013, GAAP net loss per share is expected to be in the range of ($2.02) to ($2.00) while diluted non-GAAP EPS is expected to be in the range of $1.50 to $1.52. The lowering of the GAAP net loss per share range is primarily as a result of the non-cash tax expense in Q3 as discussed above. The non-GAAP estimate excludes the effects of the fiscal third quarter charge to establish a tax valuation allowance of approximately $149 million, stock-based compensation expense, expected to be approximately $379 million, amortization of purchased intangibles related to acquisitions, expected to be approximately $88 million, and net non-cash interest expense related to the convertible senior notes, expected to be approximately $24 million. EPS estimates assume a GAAP tax rate of approximately negative 114%, and a non-GAAP tax rate of approximately 37%, which reflect the estimated annual change in the tax valuation allowance. Due to the valuation allowance, however, the GAAP tax rate is difficult to forecast and volatile. The GAAP EPS calculation assumes an average basic share count of approximately 141 million shares, and the non-GAAP EPS calculation assumes an average fully diluted share count of approximately 149 million shares.

Full Year FY14 Guidance: Revenue for the company’s full fiscal year 2014 is projected to be in the range of approximately $3.80 billion to approximately $3.85 billion. The company will provide its expectations for FY14 GAAP and non-GAAP EPS when it announces its fourth quarter fiscal year 2013 results in February 2013.

The following is a per share reconciliation of GAAP EPS to non-GAAP diluted EPS guidance for the fourth quarter and full fiscal year:

	Fiscal 2013
	Q4	FY2013
GAAP EPS Range*	($0.25) - ($0.23)	($2.02) - ($2.00)
Plus
Amortization of purchased intangibles	$0.14	$0.59
Stock-based expense	$0.69	$2.54
Amortization of debt discount, net	$0.04	$0.16
Less
One time tax charge	$—	$1.00
Quarterly change in valuation allowance	$0.06	$0.23
Income tax effect of certain Non-GAAP items	$(0.30)	$(1.00)

Non-GAAP diluted EPS	$0.38 - $0.40	$1.50 - $1.52
Shares used in computing basic net income per share (millions)	145	141
Shares used in computing diluted net income per share (millions)	155	149

*	For Q4 & FY13 GAAP EPS loss, basic number of shares used for calculation

Quarterly Conference Call

Salesforce.com will host a conference call to discuss its third quarter fiscal year 2013 results at 2:00 p.m. Pacific Time today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations Web site at http://www.salesforce.com/investor. In addition, an archive of the audiocast can be accessed through the same link. Participants who choose to call in to the conference call can do so by dialing domestically 866-901-SFDC or 866-901-7332 and internationally at +1 706-902-1764, passcode salesforce.com or 51384041. A replay will be available at 800-585-8367 or +1 855-859-2056, passcode 51384041, until midnight (Eastern Time) December 20, 2012.

About salesforce.com

Founded in 1999, salesforce.com is the enterprise cloud computing leader. Using salesforce.com’s social and mobile cloud technologies, companies can connect with customers, partners and employees in entirely new ways. Based on salesforce.com’s real-time, multitenant architecture, the company’s platform and apps give customers the tools to create a social front office and revolutionize the way they sell, service, market, collaborate, work and innovate.

•	Grow your business with the world’s #1 sales app, Salesforce Sales Cloud

•	Deliver amazing customer service with the award-winning Salesforce Service Cloud

•	Listen, engage, advertise, and measure social media marketing with the Salesforce Marketing Cloud

•	Achieve breakthrough collaboration and productivity with Salesforce Chatter

•	Align, motivate and drive performance with Salesforce Work.com

•	Build social and mobile cloud apps on the Salesforce Platform and extend success with the world’s leading enterprise app marketplace, the AppExchange

Any unreleased services or features referenced in this or other press releases or public statements are not currently available and may not be delivered on time or at all. Customers who purchase salesforce.com applications should make their purchase decisions based upon features that are currently available. Salesforce.com has headquarters in San Francisco, with offices in Europe and Asia, and trades on the New York Stock Exchange under the ticker symbol “CRM.” For more information please visit http://salesforce.com, or call 1-800-NO-SOFTWARE

###

Non-GAAP Financial Measures: This press release includes information about non-GAAP EPS and non-GAAP tax rates (collectively the “non-GAAP financial measures”). Non-GAAP EPS estimates exclude the impact of the following non-cash items: stock-based compensation, amortization of acquisition-related intangibles, the net amortization of debt discount on the company’s convertible senior notes, certain one-time, non-cash tax charges, quarterly changes to the valuation allowance, as well as the tax consequences associated with these items. The purpose of the non-GAAP tax rate is to quantify the excluded tax consequences of the excluded expense items. These non-GAAP estimates are not measurements of financial performance prepared in accordance with U.S. generally accepted accounting principles. The method used to produce non-GAAP financial measures is not computed according to GAAP and may differ from the methods used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.

The primary purpose of these non-GAAP measures is to provide supplemental information that may prove useful to investors who wish to consider the impact of certain non-cash items on the company’s operating performance. Non-cash stock-based compensation, amortization of acquisition-related intangible assets, and the net amortization of debt discount on the company’s convertible senior notes are being excluded from the company’s FY13 financial results because the decisions which gave rise to these expenses were not made to increase revenue in a particular period, but were made for the company’s long-term benefit over multiple periods. While strategic decisions, such as those to issue stock-based compensation, acquire a company, or issue convertible senior notes, are made to further the company’s long-term strategic objectives and impact the company’s statement of operations under GAAP measures, these items affect multiple periods and management is not able to change or affect these items in any particular period. As such, supplementing GAAP disclosure with non-GAAP disclosure using the non-GAAP measures provides management with an additional view of operational performance by excluding expenses that are not directly related to performance in any particular period, and management uses both GAAP and non-GAAP measures when planning, monitoring, and evaluating the company’s performance.

In addition, the majority of the company’s industry peers report non-GAAP operating results that exclude certain non-cash or non-recurring items, such as certain one-time charges. As significant unusual or discrete events occur, such as the valuation allowance against the company’s deferred tax assets, the results may be excluded in the period in which the events occur. Management believes that the provision of supplemental non-GAAP information will enable a more complete comparison of the company’s relative performance.

Specifically, management is excluding the following items from its non-GAAP EPS for Q3 and its non-GAAP estimates for Q4 and FY13:

•

Stock-Based Expenses: The company’s compensation strategy includes the use of stock-based compensation to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

•

Amortization of Purchased Intangibles: The company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, customer lists and customer relationships, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

•

Amortization of Debt Discount: Under GAAP, certain convertible debt instruments that may be settled in cash (or other assets) on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. Accordingly, for GAAP purposes we are required to recognize imputed interest expense on the company’s $575 million of convertible subordinated notes that were issued in a private placement in January 2010. The imputed interest rate is approximately 5.9%, while the actual coupon interest rate of the notes is 0.75%. The difference between the imputed interest expense and the coupon interest expense, net of the interest amount capitalized, is excluded from management’s assessment of the company’s operating performance because management believes that this non-cash expense is not indicative of ongoing operating performance. Management believes that the exclusion of the non-cash interest expense provides investors an enhanced view of the company’s operational performance.

•

One-time Tax Charge: As a result of the company assessing the realizability of its deferred tax assets, the company recorded a one-time, non-cash charge to income tax expense to establish a valuation allowance against a significant portion of those assets. The company applied significant judgment as part of this analysis including considering the company’s past operating results, cumulative losses and forecasts of future taxable income. As part of establishing a valuation allowance with respect to the company’s deferred tax assets, the company will assess and record any necessary quarterly changes to the valuation allowance and the corresponding income tax expense or benefit. Management believes that the exclusion of this non-cash charge is appropriate to provide investors with a better view of the company’s operational performance.

•

Quarterly Change in Valuation Allowance: As part of establishing a valuation allowance, the company records a quarterly charge related to the change in the valuation allowance. Management believes that the exclusion of any quarterly charge related to the change in the valuation allowance is appropriate to provide investors with a better view of the company’s operational performance.

•	Income Tax Effects: The company’s estimated non-GAAP effective tax rate adjusts for the tax effect of the expense items described above.

###

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about expected GAAP revenue and GAAP and non-GAAP EPS for the fourth fiscal quarter of 2013 and the full fiscal year, the company’s expected revenue run rate and revenues in fiscal 2014, the company’s expected tax rates, stock-based compensation expenses, amortization of purchased intangibles and debt discount, shares outstanding, and deferred tax asset valuation allowances. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include - but are not limited to - risks associated with possible fluctuations in the company’s financial and operating results; the company’s rate of growth and anticipated revenue run rate, including the company’s ability to convert deferred revenue and unbilled deferred revenue into revenue and, as appropriate, cash flow, and the continued growth and ability to maintain deferred revenue and unbilled deferred revenue; errors, interruptions or delays in the company’s service or the company’s Web hosting; breaches of the company’s security measures; the financial impact of any previous and future acquisitions; the nature of the company’s business model; the company’s ability to continue to release, and gain customer acceptance of, new and improved versions of the company’s service; successful customer deployment and utilization of the company’s existing and future services; changes in the company’s sales cycle; competition; various financial aspects of the company’s subscription model; unexpected increases in attrition or decreases in new business; the emerging markets in which the company operates; unique aspects of entering or expanding in international markets, the company’s ability to hire, retain and motivate employees and manage the company’s growth; changes in the company’s customer base; technological developments; regulatory developments; litigation related to intellectual property and other matters, and any related claims, negotiations and settlements; unanticipated changes in the company’s effective tax rate; fluctuations in the number of shares we have outstanding and the price of such shares; foreign currency exchange rates; collection of receivables; interest rates; factors affecting our deferred tax assets and ability to value and utilize them, including the timing of when we once again achieve profitability on a pre-tax basis; the expenses associated with the company’s real estate and office facilities space; and general developments in the economy, financial markets, and credit markets.

Further information on these and other factors that could affect the company’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time, including the company’s Form 10-Q that will be filed for the third quarter ended October 31, 2012 and our Form 10-K filed for the fiscal year ended January 31, 2012. These documents are available on the SEC Filings section of the Investor Information section of the company’s website at www.salesforce.com/investor.

Salesforce.com, inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Copyright © 2012 salesforce.com, inc. All rights reserved. Salesforce, Chatter, Sales Cloud, Service Cloud, Marketing Cloud, Work.com, AppExchange, Salesforce Platform, and others are trademarks of salesforce.com, inc. Other names used herein may be trademarks of their respective owners.

salesforce.com, inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2012	2011	2012	2011
Revenues:
Subscription and support	$740,600	$549,182	$2,083,313	$1,531,965
Professional services and other	47,798	35,078	132,201	102,661

Total revenues	788,398	584,260	2,215,514	1,634,626
Cost of revenues (1)(2):
Subscription and support	134,183	96,306	361,446	260,693
Professional services and other	52,065	32,259	138,771	91,848

Total cost of revenues	186,248	128,565	500,217	352,541
Gross profit	602,150	455,695	1,715,297	1,282,085
Operating expenses (1)(2):
Research and development	114,074	76,049	308,292	214,734
Marketing and sales	428,507	304,571	1,178,456	842,043
General and administrative	113,757	85,232	318,452	254,016

Total operating expenses	656,338	465,852	1,805,200	1,310,793
Loss from operations	(54,188)	(10,157)	(89,903)	(28,708)
Investment income	3,887	5,136	15,521	18,303
Interest expense	(8,190)	(3,859)	(22,593)	(11,376)
Other income (expense)	(4,360)	30	(4,776)	(4,001)

Loss before benefit from (provision for) income taxes	(62,851)	(8,850)	(101,751)	(25,782)
Benefit from (provision for) income taxes (3)	(157,446)	5,094	(147,850)	18,288

Net loss	$(220,297)	$(3,756)	$(249,601)	$(7,494)

Basic net loss per share	$(1.55)	$(0.03)	$(1.78)	$(0.06)
Diluted net loss per share	$(1.55)	$(0.03)	$(1.78)	$(0.06)
Shares used in computing basic net loss per share	142,203	135,847	139,959	134,824
Shares used in computing diluted net loss per share	142,203	135,847	139,959	134,824
(1) Amounts include amortization of purchased intangibles from business combinations, as follows:

Cost of revenues	$23,247	$17,469	$58,363	$42,937
Marketing and sales	2,995	953	8,829	4,499

(2) Amounts include stock-based expenses, as follows:

Cost of revenues	$9,336	$4,138	$24,453	$12,168
Research and development	21,984	12,197	53,740	31,224
Marketing and sales	55,304	29,123	142,072	80,024
General and administrative	18,488	11,548	51,530	35,742

(3) Amount includes one-time tax items, as follows:

Benefit from (provision for) income taxes	$(149,147)	$0	$(149,147)	$0

salesforce.com, inc.

Condensed Consolidated Statements of Operations

As a percentage of total revenues:

(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2012	2011	2012	2011
Revenues:
Subscription and support	94%	94%	94%	94%
Professional services and other	6	6	6	6

Total revenues	100	100	100	100
Cost of revenues (1)(2):
Subscription and support	17	16	17	16
Professional services and other	7	6	6	6

Total cost of revenues	24	22	23	22
Gross profit	76	78	77	78
Operating expenses (1)(2):
Research and development	15	13	14	13
Marketing and sales	54	52	53	52
General and administrative	14	15	14	15

Total operating expenses	83	80	81	80
Loss from operations	(7)	(2)	(4)	(2)
Investment income	0	1	1	1
Interest expense	(1)	(1)	(1)	(1)
Other income (expense)	0	0	0	0

Loss before benefit from (provision for) income taxes	(8)	(2)	(4)	(2)
Benefit from (provision for) income taxes (3)	(20)	1	(7)	1

Net loss	(28)%	(1)%	(11)%	(1)%

(1) Amortization of purchased intangibles from business combinations as a percentage of total revenues, as follows:

Cost of revenues	3%	3%	3%	3%
Marketing and sales	0	0	0	0

(2) Stock-based expenses as a percentage of total revenues, as follows:

Cost of revenues	1%	1%	1%	1%
Research and development	3	2	2	2
Marketing and sales	7	5	6	5
General and administrative	2	2	2	2

(3) One-time tax items as a percentage of total revenues, as follows:

Benefit from (provision for) income taxes	(19)%	0%	(7)%	0%

salesforce.com, inc.

Condensed Consolidated Balance Sheets

(in thousands)

	October 31, 2012	January 31, 2012
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$521,720	$607,284
Short-term marketable securities	83,844	170,582
Accounts receivable, net	418,590	683,745
Deferred commissions	100,808	98,471
Deferred income taxes, net	14,723	31,821
Prepaid expenses and other current assets (see additional metrics)	117,600	80,319

Total current assets	1,257,285	1,672,222
Marketable securities, noncurrent	810,486	669,308
Property and equipment, net (see additional metrics)	583,839	527,946
Deferred commissions, noncurrent	80,304	78,149
Deferred income taxes, noncurrent, net	6,285	87,587
Capitalized software, net (see additional metrics)	225,137	188,412
Goodwill	1,525,154	785,381
Other assets, net (see additional metrics)	153,800	155,149

Total assets	$4,642,290	$4,164,154

Liabilities, temporary equity and stockholders’ equity
Current liabilities:
Accounts payable	$57,940	$33,258
Accrued expenses and other liabilities (see additional metrics)	524,267	502,442
Deferred revenue	1,226,118	1,291,622
Convertible senior notes, net	514,891	496,149

Total current liabilities	2,323,216	2,323,471
Income taxes payable, noncurrent	46,246	37,258
Long-term lease liabilities and other	63,629	48,651
Deferred revenue, noncurrent	65,585	88,673

Total liabilities	2,498,676	2,498,053

Temporary equity	59,999	78,741

Stockholders’ equity:
Common stock	142	137
Additional paid-in capital	2,149,962	1,415,077
Accumulated other comprehensive income	23,649	12,683
Retained earnings (deficit)	(90,138)	159,463

Total stockholders’ equity	2,083,615	1,587,360

Total liabilities, temporary equity and stockholders’ equity	$4,642,290	$4,164,154

salesforce.com, inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2012	2011	2012	2011
Operating activities:
Net loss	$(220,297)	$(3,756)	$(249,601)	$(7,494)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	59,960	41,553	159,400	111,385
Amortization of debt discount and transaction costs	6,471	2,138	17,511	6,470
Amortization of deferred commissions	39,070	26,862	111,099	76,453
Expenses related to employee stock plans	105,112	57,006	271,795	159,158
Excess tax benefits from employee stock plans	(3,160)	(6,892)	(28,905)	(11,012)
Tax valuation allowance	149,147	0	149,147	0
Changes in assets and liabilities:
Accounts receivable, net	33,664	30,101	270,802	120,152
Deferred commissions	(48,251)	(33,611)	(115,591)	(80,252)
Prepaid expenses and other current assets	39,390	9,035	(16,706)	(9,959)
Other assets	6,775	4,693	7,639	67
Accounts payable	(14,356)	5,944	21,725	8,928
Accrued expenses and other current liabilities	1,152	13,081	(51,118)	(4,936)
Deferred revenue	(48,762)	(17,445)	(91,873)	(17,800)

Net cash provided by operating activities	105,915	128,709	455,324	351,160

Investing activities:
Business combinations, net of cash acquired	(515,760)	(66,115)	(574,751)	(364,785)
Land activity and building improvements	0	(6,654)	(4,106)	(13,090)
Strategic investments	(1,657)	(21,508)	(5,451)	(34,723)
Changes in marketable securities	(89,428)	39,167	(51,213)	187,287
Capital expenditures	(51,054)	(34,678)	(125,079)	(107,043)

Net cash used in investing activities	(657,899)	(89,788)	(760,600)	(332,354)

Financing activities:
Proceeds from equity plans	76,483	15,794	203,874	90,362
Excess tax benefits from employee stock plans	3,160	6,892	28,905	11,012
Contingent consideration payment related to prior business combinations	0	0	0	(16,200)
Principal payments on capital lease obligations	(7,664)	(7,685)	(22,717)	(21,796)

Net cash provided by financing activities	71,979	15,001	210,062	63,378

Effect of exchange rate changes	995	(729)	9,650	(3,489)

Net increase (decrease) in cash and cash equivalents	(479,010)	53,193	(85,564)	78,695
Cash and cash equivalents, beginning of period	1,000,730	449,794	607,284	424,292

Cash and cash equivalents, end of period	$521,720	$502,987	$521,720	$502,987

salesforce.com, inc.

Additional Metrics

(Unaudited)

	Oct 31, 2012	Jul 31, 2012	Apr 30, 2012	Jan 31, 2012	Oct 31, 2011	Jul 31, 2011
Full Time Equivalent Headcount	9,319	8,765	8,335	7,785	6,953	6,352
Financial data (in thousands):
Cash, cash equivalents and marketable securities	$1,416,050	$1,804,265	$1,657,089	$1,447,174	$1,296,693	$1,286,658
Deferred revenue, current and noncurrent	$1,291,703	$1,337,184	$1,334,716	$1,380,295	$917,821	$935,266

Selected Balance Sheet Accounts (in thousands):
	Oct 31, 2012	Jul 31, 2012	Jan 31, 2012
Prepaid Expenses and Other Current Assets
Deferred professional services costs	$4,974	$7,825	$10,399
Prepaid income taxes	17,526	24,007	12,785
Prepaid expenses and other current assets	95,100	115,069	57,135

	$117,600	$146,901	$80,319

Property and Equipment, net
Land	$248,263	$248,263	$248,263
Building improvements	49,572	49,572	43,868
Computers, equipment and software	305,216	280,868	232,460
Furniture and fixtures	34,093	29,402	25,250
Leasehold improvements	172,569	148,470	137,587

	809,713	756,575	687,428
Less accumulated depreciation and amortization	(225,874)	(199,799)	(159,482)

	$583,839	$556,776	$527,946

Capitalized Software, net
Capitalized internal-use software development costs, net of accumulated amortization	$57,866	$53,999	$41,442
Acquired developed technology, net of accumulated amortization	167,271	119,457	146,970

	$225,137	$173,456	$188,412

Other Assets, net
Deferred professional services costs, noncurrent portion	$1,573	$2,101	$3,935
Long-term deposits	14,425	13,293	13,941
Purchased intangible assets, net of accumulated amortization	51,447	41,311	46,110
Acquired intellectual property, net of accumulated amortization	14,851	15,841	15,020
Strategic investments	50,251	51,276	53,949
Other	21,253	24,217	22,194

	$153,800	$148,039	$155,149

Accrued Expenses and Other Current Liabilities
Accrued compensation	$230,662	$192,776	$228,466
Accrued other liabilities	142,647	150,149	121,957
Accrued income and other taxes payable	75,468	68,519	100,471
Accrued professional costs	13,044	24,026	21,993
Accrued rent	62,446	47,418	29,555

	$524,267	$482,888	$502,442

Selected Off-Balance Sheet Accounts

Unbilled Deferred Revenue, a non-GAAP measure

Unbilled deferred revenue was approximately $3.0 billion as of October 31, 2012 and $2.2 billion as of January 31, 2012. Unbilled deferred revenue represents future billings under our non-cancelable subscription agreements that have not been invoiced and, accordingly, are not recorded in deferred revenue.

Supplemental Revenue Analysis

	Three Months Ended October 31,		Nine Months Ended October 31,
	2012	2011	2012	2011
Revenues by geography (in thousands):
Americas	$547,399	$397,118	$1,540,326	$1,104,052
Europe	133,791	103,864	376,694	300,315
Asia Pacific	107,208	83,278	298,494	230,259

	$788,398	$584,260	$2,215,514	$1,634,626

As a percentage of total revenues:
Revenues by geography:
Americas	69%	68%	70%	68%
Europe	17	18	17	18
Asia Pacific	14	14	13	14

	100%	100%	100%	100%

	Three Months Ended October 31, 2012 compared to Three Months Ended October 31, 2011	Three Months Ended July 31, 2012 compared to Three Months Ended July 31, 2011	Three Months Ended October 31, 2011 compared to Three Months Ended October 31, 2010
Revenue constant currency growth rates (as compared to the comparable prior periods)
Americas	38%	38%	36%
Europe	41%	40%	29%
Asia Pacific	30%	28%	31%
Total growth	37%	37%	34%

We present constant currency information to provide a framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect at the end of each quarter for growth rate calculations presented, rather than the actual exchange rates in effect during that period.

Supplemental Diluted Share Count Information

(in thousands)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2012	2011	2012	2011
Weighted-average shares outstanding for basic earnings per share	142,203	135,847	139,959	134,824
Effect of dilutive securities (1):
Convertible senior notes	2,853	2,190	2,727	2,451
Warrants associated with the convertible senior note hedges	1,300	372	1,124	737
Employee stock awards	3,670	3,762	3,794	4,330

Adjusted weighted-average shares outstanding and assumed conversions for diluted earnings per share	150,026	142,171	147,604	142,342

(1)	The effects of these dilutive securities were not included in the GAAP calculation of diluted net loss per share for the three and nine months ended October 31, 2012 and 2011 because the effect would have been anti-dilutive.

Supplemental Cash Flow Information

Free cash flow analysis, a non-GAAP measure

(in thousands)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2012	2011	2012	2011
Operating cash flow
GAAP net cash provided by operating activities	$105,915	$128,709	$455,324	$351,160
Less:
Capital expenditures	(51,054)	(34,678)	(125,079)	(107,043)

Free cash flow	$54,861	$94,031	$330,245	$244,117

Our free cash flow analysis includes GAAP net cash provided by operating activities less capital expenditures. The capital expenditures balance does not include any costs related to the purchase and activities related to the building of our campus and strategic investments.

Comprehensive Loss

(in thousands)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2012	2011	2012	2011
Net loss	$(220,297)	$(3,756)	$(249,601)	$(7,494)
Other comprehensive income, before tax and net of reclassification adjustments:
Foreign currency translation and other gains	3,134	1,666	10,081	447
Unrealized gains (losses) on investments	1,252	(7,361)	1,411	(4,616)

Other comprehensive income (loss), before tax	4,386	(5,695)	11,492	(4,169)
Tax effect	(467)	2,453	(526)	1,427

Other comprehensive income (loss), net of tax	3,919	(3,242)	10,966	(2,742)

Comprehensive loss	$(216,378)	$(6,998)	$(238,635)	$(10,236)

salesforce.com, inc.

GAAP RESULTS RECONCILED TO NON-GAAP RESULTS

The following table reflects selected salesforce.com GAAP results reconciled to non-GAAP results

(in thousands, except per share data)

(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2012	2011	2012	2011
Gross profit
GAAP gross profit	$602,150	$455,695	$1,715,297	$1,282,085
Plus:
Amortization of purchased intangibles (a)	23,247	17,469	58,363	42,937
Stock-based expenses (b)	9,336	4,138	24,453	12,168

Non-GAAP gross profit	$634,733	$477,302	$1,798,113	$1,337,190

Operating expenses
GAAP operating expenses	$656,338	$465,852	$1,805,200	$1,310,793
Less:
Amortization of purchased intangibles (a)	(2,995)	(953)	(8,829)	(4,499)
Stock-based expenses (b)	(95,776)	(52,868)	(247,342)	(146,990)

Non-GAAP operating expenses	$557,567	$412,031	$1,549,029	$1,159,304

Income from operations
GAAP loss from operations	$(54,188)	$(10,157)	$(89,903)	$(28,708)
Plus:
Amortization of purchased intangibles (a)	26,242	18,422	67,192	47,436
Stock-based expenses (b)	105,112	57,006	271,795	159,158

Non-GAAP income from operations	$77,166	$65,271	$249,084	$177,886

Non-operating income (loss) (c)
GAAP non-operating income (loss)	$(8,663)	$1,307	$(11,848)	$2,926
Plus: Amortization of debt discount, net	6,358	2,721	17,448	8,191

Non-GAAP non-operating income (loss)	$(2,305)	$4,028	$5,600	$11,117

Net income
GAAP net loss	$(220,297)	$(3,756)	$(249,601)	$(7,494)
Plus:
Amortization of purchased intangibles	26,242	18,422	67,192	47,436
Stock-based expenses	105,112	57,006	271,795	159,158
Amortization of debt discount, net	6,358	2,721	17,448	8,191
One-time tax items	149,147	0	149,147	0
Quarterly change in valuation allowance	25,947	0	25,947	0
Less:
Income tax effect of Non-GAAP adjustments and other tax items	(42,868)	(25,383)	(117,117)	(75,311)

Non-GAAP net income	$49,641	$49,010	$164,811	$131,980

Diluted earnings per share
GAAP diluted loss per share (d)	$(1.55)	$(0.03)	$(1.78)	$(0.06)
Plus:
Amortization of purchased intangibles	0.17	0.13	0.46	0.33
Stock-based expenses	0.70	0.40	1.84	1.13
Amortization of debt discount, net	0.04	0.02	0.12	0.06
One-time tax items	0.99	0.00	1.01	0.00
Quarterly change in valuation allowance	0.17	0.00	0.18	0.00
Less:
Income tax effect of Non-GAAP adjustments and other tax items	(0.19)	(0.18)	(0.71)	(0.53)

Non-GAAP diluted earnings per share	$0.33	$0.34	$1.12	$0.93

Shares used in computing diluted net income per share	150,026	142,171	147,604	142,342

a) Amortization of purchased intangibles were as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2012	2011	2012	2011
Cost of revenues	$23,247	$17,469	$58,363	$42,937
Marketing and sales	2,995	953	8,829	4,499

	$26,242	$18,422	$67,192	$47,436

b) Stock-based expenses were as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2012	2011	2012	2011
Cost of revenues	$9,336	$4,138	$24,453	$12,168
Research and development	21,984	12,197	53,740	31,224
Marketing and sales	55,304	29,123	142,072	80,024
General and administrative	18,488	11,548	51,530	35,742

	$105,112	$57,006	$271,795	$159,158

c)	Non-operating income (loss) consists of investment income, interest expense and other income (expense).
d)	Reported GAAP loss per share was calculated using the basic share count.
Non-GAAP diluted earnings per share was calculated using the diluted share count.

salesforce.com, inc.

COMPUTATION OF BASIC AND DILUTED GAAP AND NON-GAAP NET INCOME (LOSS) PER SHARE

(in thousands, except per share data)

(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2012	2011	2012	2011
GAAP Basic Net Loss Per Share
Net loss	$(220,297)	$(3,756)	$(249,601)	$(7,494)
Basic net loss per share	$(1.55)	$(0.03)	$(1.78)	$(0.06)
Shares used in computing basic net loss per share	142,203	135,847	139,959	134,824

	Three Months Ended October 31,		Nine Months Ended October 31,
	2012	2011	2012	2011
Non-GAAP Basic Net Income Per Share
Non-GAAP net income	$49,641	$49,010	$164,811	$131,980
Basic Non-GAAP net income per share	$0.35	$0.36	$1.18	$0.98
Shares used in computing basic net income per share	142,203	135,847	139,959	134,824

	Three Months Ended October 31,		Nine Months Ended October 31,
	2012	2011	2012	2011
GAAP Diluted Net Loss Per Share
Net loss	$(220,297)	$(3,756)	$(249,601)	$(7,494)
Diluted net loss per share	$(1.55)	$(0.03)	$(1.78)	$(0.06)
Shares used in computing diluted net loss per share	142,203	135,847	139,959	134,824

	Three Months Ended October 31,		Nine Months Ended October 31,
	2012	2011	2012	2011
Non-GAAP Diluted Net Income Per Share
Non-GAAP net income	$49,641	$49,010	$164,811	$131,980
Diluted Non-GAAP net income per share	$0.33	$0.34	$1.12	$0.93
Shares used in computing diluted net income per share	150,026	142,171	147,604	142,342